                         Davis, Malm & D'Agostine, P.C.
                                One Boston Place
                          Boston, Massachusetts  02108
                            Telephone (617) 367-2500
                               Fax (617) 523-6215



                                             July 25, 1994

Clean Harbors, Inc.
1200 Crown Colony Drive
Quincy, Massachusetts  02169

Gentlemen:

       You are seeking to register $75,000,000 of the __% Senior Notes due 2004 (the "Senior Notes") of Clean Harbors, Inc. (the "Company") under the Securities Act of 1933, as amended. The Senior Notes will be unconditionally guaranteed by guarantees (the "Subsidiary Guarantees") provided by each of the Company's direct subsidiaries (the "Guarantor Subsidiaries"). You have requested that we furnish to you an opinion as to the legality of these securities, which opinion is to be filed as Exhibit 5 to your Registration Statement, as amended, with respect to such securities (the "Registration Statement").

       We have examined the charters and by-laws of each of the Company and the Guarantor Subsidiaries, as amended to date, copies of votes of the Board of Directors of the Company and the Guarantor Subsidiaries, the Registration Statement as filed (or, in the case of Amendment No. 2 thereto, to be filed) with the Securities and Exchange Commission (the "Commission") with respect to the offering of such securities, and such other documents as we have deemed pertinent. We have also made such examination of law as we have felt necessary in order to render this opinion.

       We are of the opinion that, upon the issuance of an appropriate order by the Commission allowing the Registration Statement to become effective, the due execution of the Note Indenture, and the execution, issuance, authentication, sale and delivery of the Senior Notes and the Subsidiary Guarantees as described in the Registration Statement, the Senior Notes and the Subsidiary Guarantees will be duly authorized and validly issued.

       This opinion does not pass on the application of the "Blue Sky" or securities laws of the various states.

       We hereby consent that this opinion may be filed as an exhibit to the Registration Statement. We further consent to the use of our name and to all references to us included in or made a part of the Registration Statement.

                                             Yours very truly,

                                             DAVIS, MALM & D'AGOSTINE, P.C.



                                             By: /s/ C. Michael Malm
                                                -----------------------
                                                  C. Michael Malm,
                                                  Managing Director


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